EXHIBIT 10.23
         AGREEMENT TO ORGANIZE AND STOCKHOLDER AGREEMENT

     THIS AGREEMENT TO ORGANIZE AND STOCKHOLDER AGREEMENT (this "Agreement") is dated as of November 5, 1997, and is among HEARTLAND FINANCIAL USA, INC., a Delaware corporation (the "Company"), and those individuals who are signatories to this Agreement (individually referred to as an "Investor" and collectively as the "Investors").

                            RECITALS

     A.   The Company and the Investors (collectively, the
"Organizers") desire to organize a new bank under the laws of the state of New Mexico with its main office initially to be located in Albuquerque, New Mexico, and to be known as "Community Bank of Albuquerque" (the "Bank").

     B. Pursuant to the terms of this Agreement, the Organizers intend to provide the Bank's initial capitalization and to take all other steps necessary to prepare the Bank to commence retail operations and transact a banking business and to effect all of the other actions contemplated by this Agreement (collectively, the "Transaction").

     C. The Organizers understand that the Transaction requires the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Financial Institutions Division of the Regulation and Licensing Department of the State of New Mexico (the "Division"), and the Federal Deposit Insurance Corporation (the "FDIC").

     D. Upon the completion of the organization of the Bank, the Bank will issue shares of its capital stock (the "Bank Stock") to each of the Organizers in proportion to their contributions to the Bank's capitalization and as otherwise provided in this Agreement.

     E. The Organizers desire to impose certain restrictions on the sale, transfer or other disposition of the Bank Stock owned by the Organizers and to give the Company and the Investors the option to purchase and sell the shares of Bank Stock owned by them under certain circumstances specified in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Organizers, intending to be legally bound hereby, agrees as follows:

                           AGREEMENTS

                            ARTICLE 1
            BANK ORGANIZATION AND STOCK SUBSCRIPTION

     Section 1.1 Charter. The Organizers agree to use their best efforts to cause the Division to charter the Bank under the laws of the State of New Mexico and otherwise to effect the Transaction. The date the Bank commences a banking business with the public is referred to as the "Charter Date." Each of the undersigned hereby authorizes John K. Schmidt, an executive officer of the Company, to serve as the undersigned's lawful agent in connection with the Transaction, or if Mr. Schmidt becomes unable or unwilling to perform such functions, such other individual as may be chosen by the Company (the "Agent"). The Agent shall be primarily responsible for preparing and filing all regulatory applications deemed by him to be necessary to effect the Transaction, including, but not limited to, applications with the Federal Reserve, the Division and the FDIC. Each of the Organizers agrees to cooperate fully with the Agent in such efforts.

     Section 1.2. Subscriptions for Bank Stock. (a) The Organizers each agree that the Bank's initial capitalization shall be $15 million. The Company agrees to subscribe for and purchase $12 million of the initial issuance of Bank Stock and the Investors agree to subscribe for and purchase, in the aggregate, $3 million of the initial issuance of Bank Stock. Individually, each of the Investors agrees to subscribe for and purchase Bank Stock in the amount set forth opposite his or her name on Exhibit A attached hereto. The Organizers further agree that if the Charter Date shall not have occurred within eighteen months of the date of this Agreement, unless such time is extended by mutual agreement of the Organizers, this Agreement shall terminate and each of the Organizers shall: (i) receive a pro rata portion of any of the subscription funds previously contributed (after the satisfaction of all expenses incurred in attempting to organize the Bank, including the preparation and filing of all necessary regulatory applications as described in this Agreement); and (ii) accept such distribution in full satisfaction of any amounts due under this Agreement to or from any of the other Organizers, including the Company.

     (b) Payment by an Organizer of the aggregate cash amount for the Organizer's subscription for the Bank Stock (the "Subscription Amount") shall be made in two installments, with the first installment in an amount equal to 10% of the Organizer's aggregate Subscription Amount (the "First Installment"), and the second installment equal to the balance of the Organizer's Subscription Amount (the "Second Installment"). Each of the Organizers irrevocably agrees to deliver to the Agent either cash, or check(s) made payable to "Community Bank of Albuquerque Escrow Fund," in the amount of the Organizer's: (i) First Installment by no later than 10 days after the date of this Agreement; and (ii) Second Installment by no later than 15 days after notice from the Agent requesting payment of such amount.

     Section 1.3. Deposit and Expenditure of Organizers' Funds. All funds collected from the Organizers pursuant to this Agreement (the "Organizers' Funds") shall be deposited into a bank account (the "Organization Account") established with the Dubuque Bank and Trust Company, Dubuque, Iowa (the "Escrow Bank"). Upon the signature of the Agent, funds may be withdrawn from the Organization Account to be used to pay normal and customary expenses relating to the Transaction, including, but not limited to, the following: (a) expenses arising from or relating to the organization, capitalization and operation of the Bank, including the filing of all necessary regulatory applications with the Federal Reserve, the Division and the FDIC to effect the Transaction; (b) accounting, auditing, legal, investment banking, due diligence and appraisal expenses relating to or in connection with the Transaction; (c) salary payments to a proposed president of the Bank chosen by the Organizers and to any other officers or employees of the Bank that are deemed necessary by the Agent; and (d) other expenses arising from or directly relating to the Transaction. The Organizers hereby acknowledge that the Agent may begin making withdrawals from the Organization Account immediately, and accordingly, if the Transaction is not consummated, the Organizers will not receive a refund of 100% of the Organizers' Funds.

     Section 1.4. Books and Records. The Agent shall ensure that proper records of all expenditures from the Organization Account are maintained and such records shall be available for inspection by any Organizer. The Agent will prepare and distribute to each Organizer a monthly financial report and a copy of the monthly account statement issued by the Escrow Bank with respect to the Organization Account.

     Section 1.5. Additional Capital. Each of the Organizers agrees that any additional capital needed by the Bank shall be contributed by the Company in return for the issuance of additional Bank Stock. Each of the Investors hereby waives any right granted to him or her by applicable law or otherwise to subscribe for additional Bank Stock, or if the same is not waivable, each of the Investors hereby agrees to assign to the Company any such subscription right as the same may arise in the future.

                            ARTICLE 2
               REPURCHASE OPTIONS AND OBLIGATIONS

     Section 2.1.   Repurchase Obligation at Fifth Anniversary.
(a) Upon the fifth anniversary of the Charter Date (the "Fifth Anniversary"), the Company agrees to purchase from the Investors, and each of the Investors agrees to sell to the Company, all of the Bank Stock then owned by the Investors (the "Investors' Stock") on the terms set forth in this Section. The purchase price for the Investors' Stock shall be an amount equal to the "Repurchase Price," as defined below.

          (b) Except as provided in this Section, the Repurchase Price shall be the appraised value of the Investors' Stock as of the Fifth Anniversary as determined by Alex Sheshunoff Management Services, Inc. or its successor, or if neither such firm nor its successor is still in existence and performing appraisals of the stock of commercial banks, then by an independent, nationally recognized appraisal firm with no less than 10 years of experience in appraising the stock of commercial banks, jointly selected by the Company and the Investors. For purposes of such an appraisal, the value of the Investors' Stock shall be determined as if the whole Bank were being sold. In the event that the Investors have made the initial contact and have assisted the Company in acquiring additional banks in New Mexico or in a contiguous state, then the appraisal shall take into consideration the sale value of the Bank and those additional subsidiary banks as though they were being sold together in determining the value of the Investors' Stock.

          (c) Notwithstanding anything contained herein to the contrary, in no event shall the Repurchase Price be less than:

               (i) an amount equal to a 15% compounded return on the Investors' original investment in Bank Stock (e.g., an amount equal to $6 million based upon an original aggregate investment by the Investors of $3 million), if on the Fifth Anniversary the Bank has total assets of not less than $200 million and has earned at least a 12% return on equity during the prior 12 months (computed in accordance with generally accepted accounting principles and based upon average equity during such 12-month period); or

               (ii) an amount equal to a 10% compounded return on the Investors' original investment in Bank Stock (e.g., an amount equal to $5 million based upon an original aggregate investment by the Investors of $3 million) if on the Fifth Anniversary the Bank has total assets of less than $200 million or has earned less than a 12% return on equity during the prior 12 months (computed in accordance with generally accepted accounting principles and based upon average equity during such 12-month period).

For purposes of this Section: (i) all references to the total assets of the Bank shall not include the amount of the assets (calculated at the time of acquisition) of any bank, thrift or other financial institution, or any branch, office or part thereof, acquired by the Bank between the date of this Agreement and the Fifth Anniversary, and (ii) in computing return on equity, if the corporate overhead allocation attributed to the Bank by the Company is greater than that attributed proportionately to the Company's other subsidiaries (based on the assets of each subsidiary), then the return on equity calculation will be adjusted based upon the average allocation per the combined assets of the subsidiaries.

          (d) The Repurchase Price shall be paid to Investors in two parts: (i) the first part of the Repurchase Price, which shall be equal to each Investor's total capital contribution as reflected on Exhibit A attached hereto, shall be paid to the Investor, at the Investor's election (but subject to compliance with any applicable securities laws) in cash, common stock of the Company ("Company Stock") or a combination of cash and Company Stock; and (ii) the second part of the Repurchase Price, which shall be equal to the remaining balance thereof, shall be paid to the Investor, at the Company's election (but subject to compliance with any applicable securities laws) in cash, Company Stock or a combination of cash and Company Stock. For purposes of this Section, the per share value of Company Stock shall be equal to the average per share value based upon all trades of Company Stock as reported by the media services of Bloomberg, L.P., or its successor, during the 90 day period prior to the Fifth Anniversary.

     Section 2.2. Tender Right. Each of the Investors shall have the right, exercisable at any time after the date hereof and through the Fifth Anniversary, to tender all of the Bank Stock owned by such Investor to the Company for purchase at a price equal to a 10% compounded return on such Investor's original investment in Bank Stock (the "Tender Right"). An Investor may exercise the Tender Right by delivering to the Company written notice of such Investor's intention to tender all of the Investor's shares of Bank Stock to the Company for purchase.
Upon proper exercise of the Tender Right, the Company hereby agrees to purchase all of the shares of Bank Stock owned by the Investor selling such Bank Stock at the purchase price and on the terms set forth in this Article.

     Section 2.3. Reciprocal Right to Purchase. (a) Any time after the date hereof and through the Fifth Anniversary, the Company on one hand, and the Investors (considered as a single party for purposes of this Section) on the other hand, may elect to terminate this Agreement by offering to purchase 100% of the Bank Stock owned by the other. The Company may offer to purchase all of the Bank Stock owned by the Investors, or the Investors may jointly offer to purchase all of the Bank Stock owned by the Company (the "Offering Party"), at a cash price per share specified in a written notice delivered to the other (the "Offer Notice"). The Offer Notice shall include all other terms and conditions of any proposed purchase which shall be ordinary and reasonable for such types of stock purchases. Within 60 days of receipt of the Offer Notice, the party receiving such notice (the "Receiving Party") must either: (i) accept the offer described in the Offer Notice; or (ii) return the Offer Notice to the Offering Party with a binding offer by the Receiving Party to purchase all of the Bank Stock owned by the Offering Party at the same price per share and on the same terms and conditions specified in the Offer Notice (the "Reoffer Notice"). Upon the receipt by the Offering Party of a properly tendered Reoffer Notice from the Receiving Party, the Offering Party shall accept the terms of the Reoffer Notice and sell its or their Bank Stock to the Receiving Party on the terms and conditions specified in the Reoffer Notice.

          (b) At the closing of the purchase of the Bank Stock pursuant to the terms of this Section, the Organizer or Organizers who sell their Bank Stock shall enter into an agreement with the purchasing Organizer or Organizers that prohibits such selling Organizer or Organizers for a period of two years after such closing from directly or indirectly, engaging or investing in, owning, managing, operating, financing, controlling or participating in the ownership, management, operation, financing or control of, being associated with or in any manner connected with, lending any of their names or any similar names, lending credit to or rendering services or advice to, any bank, savings and loan association, credit union or similar financial institution that has at the time of such purchase of Bank Stock been in existence for less than two years or is formed within two years of the closing and has an office within 35 miles of any of the offices of the Bank.

     Section 2.4.   Repurchase Upon Company Change of Control.
If at any time after the date hereof and through the Fifth Anniversary there is a "Change of Control of the Company" (as defined below), the Company, or its successor, agrees to purchase from the Investors, and the Investors agree to sell to the Company, all of the Bank Stock then owned by the Investors at a price equal to the Control Premium Price, as defined below. For purposes of this Section, a "Change of Control of the Company" shall mean the acquisition by any person or entity (a "Company Acquirer") of: (a) legal or beneficial ownership (as defined by Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of greater than 66-2/3% of the then issued and outstanding voting stock of the Company through any transaction; or (b) all or substantially all of the assets of the Company.
The Control Premium Price shall be equal to the book value of the Investors' equity interest in the Bank, multiplied by the same multiple of book value as paid by the Company Acquirer for the stock or assets of the Company. For example, if the Company is sold to another entity for three times the Company's book value, the Control Premium Price would be equal to three times the book value of the Investors' equity interest in the Bank.

     Section 2.5. Terms, Time and Place of Closing. (a) Except as otherwise specifically provided by the terms of this Article, the purchase price of any Bank Stock purchased from any Organizer pursuant to the terms of this Article shall be paid by delivery of a certified or cashier's check payable to the order of the selling Organizer or Organizers in the amount of the purchase price prescribed by the terms of this Article.

          (b) Except as otherwise specifically provided by the terms of this Article, the closing of the purchase and sale of any Bank Stock to be purchased and sold pursuant to the provisions of this Article (the "Closing") shall be held at such place and time and on such date as may mutually be agreed upon in writing by the Organizer and the purchaser of such Bank Stock, or, if they fail to agree, at the main office of the Company at 10:00 a.m. on the later of: (a) the tenth business day following the determination of the purchase price to be paid in connection with such purchase of Bank Stock; (b) 30 business days following the action or occurrence that triggers the obligation to purchase such Bank Stock; and (c) five business days after the receipt of any necessary regulatory approvals for such purchase.

          (c) Except as otherwise specifically provided by the terms of this Article, at the Closing held pursuant to this Article, the purchasing Organizer or other entity shall make the delivery described in subsection (a) of this Section and the selling Organizer shall deliver to such purchaser free and clear of all liens, claims and encumbrances (other than those imposed by this Agreement and evidenced by the legend provided for below), a certificate or certificates representing the shares of Bank Stock to be purchased and sold, duly endorsed in blank, with all taxes on the transfer, if any, paid by the transferor thereof.

          (d) The consummation of any purchase of Bank Stock pursuant to this Article (the "Sale Stock") shall be subject to the receipt by the purchaser of any necessary regulatory approvals, which the purchaser agrees to use its best efforts to obtain as soon as practicable, provided, however, that if such purchaser is unable, after the exercise of diligent efforts, within 120 days after the last date provided in this Agreement for the closing of the purchase of the Sale Stock, or such longer period of time as may be mutually agreed upon by the prospective purchasers and prospective sellers of the Sale Stock, to obtain any necessary regulatory approvals, then: (i) each of the prospective sellers of the Sale Stock shall be released from any further obligations pursuant to the terms of this Agreement solely with respect to such Sale Stock and shall be free to sell the Sale Stock to any person or entity free of any lien or encumbrance imposed by the terms of this Agreement; and (ii) each of the prospective purchasers of the Sale Stock shall be released from any further obligations pursuant to the terms of this Agreement with respect to the purchase of the Sale Stock and shall have no further rights with respect to the Sale Stock.

                            ARTICLE 3
            REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 3.1. Bank Operations. Each of the Organizers agrees to use its, his or her best efforts to cause the Bank to be successful. Each of the Organizers acknowledges and agrees that in addition to core deposit growth, the Organizers will work to expand the Bank's operations through selected acquisitions of banks and other financial institutions, provided, however, that no offer will be made for any such institution without the prior consent of the Company.

     Section 3.2.   Representations, Warranties and Covenants.
Each of the undersigned Organizers hereby represents and warrants to, and acknowledges to and agrees with, the Agent and each other
Organizer as follows:

          (a) The attorney, accountant or financial investment advisor for the Organizer (collectively, "Advisor") has had a reasonable opportunity to ask questions of and receive information and answers from the other Organizers and persons acting on behalf of the Company or the Bank concerning the Transaction, all such questions asked have been answered and all such information requested has been provided to the full satisfaction of the Organizer or the Organizer's Advisor, and the Organizer has extensively and on various occasions discussed with the other Organizers the possible risks of purchasing Bank Stock.

          (b) No oral or written representations have been made or oral or written information furnished to the Organizer or the Organizer's Advisor(s) in connection with the Organizer's agreement to purchase Bank Stock which were in any way inconsistent with the information stated in this Agreement.

          (c) The Organizer is not subscribing for Bank Stock as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to each of the undersigned generally or in connection with investments in securities.

          (d) The Organizer's overall commitment to investments which are not readily marketable is not disproportionate to the Organizer's net worth and Organizer's investment in the Bank will not cause such overall commitment to become disproportionate to the Organizer's net worth.

          (e) The Organizer has reached the age of majority in the state in which the Organizer resides, has adequate net worth and means of providing for the Organizer's current needs and personal contingencies, is able to bear the substantial economic risks of the investment in the Bank as evidenced by this Agreement, has no need for liquidity in such investment, and, at the present time, could afford a complete loss of such investment.

          (f) The Organizer has such knowledge and experience in financial and business matters so as to enable the Organizer to utilize the information made available to him or her in connection with this investment in the Bank in order to evaluate the merits and risks of such an investment and to make an informed investment decision with respect thereto and the Organizer has carefully evaluated the risk of such investment.

          (g) The Organizer is not relying on the Company, the Agent, any other Organizer or any other person acting on behalf of the Company, the Bank, the Agent or the Organizers with respect to the Organizer's economic considerations relating to this investment; and in regard to such considerations, the Organizer has relied on the advice of, or has consulted with, his or her own Advisor(s).

          (h) The Organizer is making the investment evidenced hereby solely for the Organizer's own account as principal, for investment purposes only and not with a view to the resale or participation of any portion thereof, and no other person has a direct or indirect beneficial interest in such investment.

          (i) The Organizer acknowledges that the Company is under no obligation to register any Company Stock that the Organizer may receive pursuant to the terms of this Agreement, and further acknowledges that the receipt by the Organizer of any Company Stock is subject to the Company's ability to satisfy the requirements of any applicable federal or state securities laws.

          (j) The Organizer acknowledges that a legend will be placed on each certificate representing the Bank Stock substantially as follows:

          Voluntary and involuntary transfer of any of the shares represented by this certificate are governed by and in all respects subject to the terms and conditions of that certain Agreement to Organize and Stockholders Agreement among Heartland Financial USA, Inc. and certain other holders of the Bank's capital stock dated as of November 5, 1997, an executed copy of which has been deposited with the Cashier of the Bank at its registered office in Albuquerque, New Mexico. Such Agreement imposes certain obligations on the holder of these shares in certain circumstances, which obligations and circumstances are described therein.
     No transfer of such shares will be made on the books of the Bank unless accompanied by evidence of compliance with the terms of such Agreement.

          (k) The Organizer recognizes that an investment in Bank Stock involves a number of significant risks, including, without limitation, the following considerations:

               (i) no Federal or state agency has passed upon the Bank Stock or made any finding or determination as to the fairness of the investment in Bank Stock; and

               (ii)  there is no established market for the Bank
Stock and it is unlikely that a public market for the Bank Stock will develop.

          (l) The Organizer acknowledges receipt of copies of certain financial and other information concerning the proposed operations of the Bank, and recognizes that the Bank is a de novo bank to be organized in the future and has no financial or operating history, that the organization and operation of the Bank entails significant risks, including, without limitation, that the organization of the Bank is subject to regulatory approvals and that there are no assurances that such approvals will be obtained.

          (m) Within five days after receipt of a request from the Agent, the Organizer hereby agrees to provide such information and to execute and deliver such documents as may be reasonably necessary to complete the necessary applications to organize the Bank and to comply with any and all laws and ordinances to which the Bank is subject.

          (n) The foregoing representations, warranties and agreements, together with all other representations and warranties made or given by the Organizer in any other written statement or document delivered in connection with the transactions contemplated hereby, shall be true and correct in all respects on and as of the date of the delivery of such statement or document as if made on and as of such date and shall survive such date.

     Section 3.3. Indemnification. Each Organizer agrees to indemnify and hold harmless the Bank, the Agent and each of the other Organizers and all of their respective agents and representatives who are associated with the Transaction and all of the proposed officers and directors of the Bank against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representations or warranty or breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein or in any other document furnished by the undersigned to any of the foregoing in connection with the Transaction.

     Section 3.4.   Additional Information.  Each of the
undersigned hereby acknowledges and agrees that the Agent may make or cause to be made such further inquiry and obtain such additional information from any of the undersigned as he may deem appropriate, and each of the undersigned hereby agrees to cooperate fully with the Agent in this regard.

     Section 3.5. Irrevocability; Binding Effect. Each of the undersigned hereby acknowledges and agrees that: (a) each of the undersigned is not entitled to cancel, terminate or revoke this Agreement or any agreements of each of the undersigned hereunder; and (b) this Agreement and such other agreements shall survive the death or disability of each of the undersigned and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.

     Section 3.6. Transfer Restrictions. Each of the Investors hereby agrees that he or she will not sell, exchange, assign, transfer, pledge, hypothecate, give away (by lifetime transfer) or otherwise encumber or dispose of any shares of Bank Stock at any time owned by him or her without the express prior written consent of the Company, provided, however, that the foregoing shall not prohibit the transfer of shares of Bank Stock by testamentary transfer so long as each recipient of any shares of Bank Stock becomes a party to this Agreement and agrees to be bound by its terms.

                            ARTICLE 4
                          MISCELLANEOUS

     Section 4.1. Modification. Neither this Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

     Section 4.2. Notices. All notices, consents, waivers and other communications under this Agreement must be in writing (which shall include telecopier communication) and will be deemed to have been duly given if delivered by hand or by nationally recognized overnight delivery service (receipt requested), mailed with first class postage prepaid or telecopied if confirmed immediately thereafter by also mailing a copy of any notice, request or other communication by mail with first class postage prepaid to any Organizer at the address set forth on Exhibit A attached hereto or to such other person or place as an Organizer shall furnish to the other Organizers in writing. Except as otherwise provided herein, all such notices, consents, waivers and other communications shall be effective: (a) if delivered by hand, when delivered; (b) if mailed in the manner provided in this Section, five business days after deposit with the United States Postal Service; (c) if delivered by overnight express delivery service, on the next business day after deposit with such service; and (d) if by telecopier, on the next business day if also confirmed by mail in the manner provided in this Section.

     Section 4.3. Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

     Section 4.4. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, covenants or other agreements except as stated or referred to herein.

     Section 4.5.   Severability.  Each provision of this
Agreement is intended to be severable from every other provision, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.

     Section 4.6.   Assignability.  This Agreement is not
transferable or assignable by any of the undersigned.

     Section 4.7. Governing Law, Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa applied to residents of that state executing contracts wholly to be performed in that state. Each of the undersigned irrevocably agrees that any action or proceeding in any way, manner or respect arising out of this Agreement or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith shall be litigated only in the courts having situs within the City of Dubuque, the State of Iowa, and each of the undersigned hereby consents and submits to the jurisdiction of any local, state or federal court located within such city and state. Each of the undersigned hereby waives any right the Organizer may have to transfer or change the venue of any litigation brought against the undersigned by the Bank or the Agent.

     Section 4.8. Certificate of Non-Foreign Status. Each of the undersigned declares that, to the best of the Organizer's knowledge and belief, the following statements are true, correct and complete: (a) that unless an Internal Revenue Service Form 4224 has been completed, each of the undersigned is not a foreign person for purposes of U.S. income taxation (i.e., the Organizer is not a nonresident alien, nor executing this document as an officer of a foreign corporation, as a partner in a foreign partnership, or as a fiduciary of a foreign employee benefit plan, foreign trust or foreign estate); (b) that the following information contained elsewhere in the subscription documents is true, correct and complete: the U.S. taxpayer identification number (i.e., social security number) and the home address; and
(c) that the undersigned agrees to inform the Bank promptly if the undersigned becomes a nonresident alien.

     Section 4.9. Director Benefits. Directors of the Bank will be afforded the same benefits as directors of the Company's other financial institution subsidiaries, including participation in up to $50,000 (at market value) of the Company's short term stock options.

     Section 4.10. Solicitation of Customers or Employees. For the period ending two years after an Organizer sells his or her Bank Stock, such individual shall not, directly or indirectly, call on, sell to, solicit business from or render services to any of the Bank's customers or recruit, persuade or attempt to recruit or persuade any employee of the Bank to leave the Bank's employ, or to become employed by any other person other than the Bank. Notwithstanding the foregoing, the provisions of this Section shall not apply to Norman R. Corzine so long as he is serving as an operating officer of Access Anytime Bancorp, Inc., a Delaware corporation, or First Savings Bank, F.S.B., a federal savings bank with its main office located in Clovis, New Mexico, or any successor to either of them.

     Section 4.11.  Federal and State Securities and Other Laws.
Each of the undersigned should also be aware of the following additional considerations:

     THE INVESTMENTS EVIDENCED BY THIS AGREEMENT ARE NOT, AND THE
BANK STOCK TO BE ISSUED WILL NOT BE, SAVINGS ACCOUNTS OR DEPOSITS
AND ARE NOT AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT
INSURANCE CORPORATION, ANY OTHER GOVERNMENT AGENCY OR OTHERWISE.

     THE INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATES OR UNDER OTHER APPLICABLE BANKING LAWS OR REGULATIONS. SUCH INTERESTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF SUCH INTERESTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.



SIGNATURES

     IN WITNESS WHEREOF, this Agreement has been executed by the undersigned Organizers on the date(s) indicated below:

Signature

HEARTLAND FINANCIAL USA, INC.

By:       \s\ John K. Schmidt

Title:    EVP-CFO


\s\  Dan Hardisty                            11/4/97

\s\  J. Badahl & Assoc.,                     11/5/97
     Inc. Profit Sharing
     Plan

\s\  Terlun Andrew
     Limited Partnership                     11/5/97

\s\  J. L. Bratton                           11/5/97

\s\  Cornelius J. Higgins                    11/5/97

\s\  Norman R. Corzine                       11/5/97

\s\  Charles E. Spann                        11/5/97

\s\  Sherman McCorkle                        11/5/97

\s\  Ben F. Spencer                          11/5/97

\s\  Arthur J. Weinstein                     2/11/98

\s\  Robert W. Reidy                         2/16/98

\s\  Robert H. Scott                         2/17/98

\s\  Sundance Mechanical                     2/17/98
     & Utility Corp.

\s\  Greg Leyendecker                        2/17/98

\s\  Stephen Montoya                         2/17/98

\s\  Elizabeth Albright                      2/16/98

\s\  James A. Clark                          2/17/98

\s\  Nadyne Bicknell                         2/17/98

\s\  Bob Eaton                               2/17/98

\s\  Kerwin Halloway                         2/17/98

\s\  Charlie Wilkinson                       2/17/98